Exhibit 32.2

                          CERTIFICATIONS PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

                           (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of CAPITAL RESOURCE ALLIANCE INC., a Colorado corporation (the "Company"), on Form 10-QSB for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission (the "Report"), Joseph Forzani, Chief Executive Officer and Frederick Fitzgerald, Chief Financial Officer of the Company do hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C.  1350), that to their knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

    /s/ Joseph Forzani

         Joseph Forzani, President and Chief Executive Officer

    /s/ Frederick Fitzgerald

         Frederick Fitzgerald, Secretary/Treasurer, Chief Financial Officer and Principal Accounting Officer

     November 16, 2007

A signed original of this written statement required by Section 906 has been provided to Capital Resource Alliance Inc. and will be retained by Capital Resource Alliance Inc. and furnished to the Securities and Exchange Commission or its staff upon request.